Addendum to the loan agreement dated 20/09/2006

Extension

LOAN AGREEMENT

between

Mr. Dieter Thiemann
Pöppelmannstrasse 4
33428 Harsewinkel

     - in the following referred to as lender -

and

EDI Exploration Drilling International GmbH
represented by the managing director
Rainer Rotthäuser
Goethestrasse 59, 45721 Haltern am See

- in the following referred to as borrower -

The loan agreement, upon which this is based, shall be extended as follows, with reference to item 1.

The term of the loan ends on 22/03/2007. At that time, an extension by 3 months has to be renegotiated.

All of the other provisions of the agreement remain unchanged and valid.

Haltern, 18/12/2006

Signature

Borrower	Lender
Günter Thiemann	Dieter Thiemann
EDI Exploration Drilling International GmbH